UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 1, 2018

BIO-PATH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36333	87-0652870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4710 Bellaire Boulevard, Suite 210, Bellaire, Texas	77401
(Address of principal executive offices)	(Zip Code)

(832) 742-1357

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 1, 2018, Bio-Path Holdings, Inc. (the “Company”) received a letter (the “Letter”) from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) indicating that, based upon the closing bid price of the Company’s common stock for the last 30 consecutive business days, the Company did not meet the minimum bid price of $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided an initial period of 180 calendar days, or until April 30, 2019, to regain compliance with the Rule. The Letter also indicated that if at any time before April 30, 2019 the closing bid price for the Company’s common stock is at least $1.00 for a minimum of ten consecutive business days, Nasdaq will provide written notification to the Company that it complies with the Rule. The Letter has no effect on the listing of the Company’s common stock at this time, and the Company’s common stock will continue to trade on The Nasdaq Capital Market under the symbol “BPTH.”

If the Company does not regain compliance with the Rule by April 30, 2019, the Company may be eligible for a second compliance period of 180 calendar days, provided that the Company meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and notifies Nasdaq of the Company’s intention to cure the deficiency during such second compliance period, including by effecting a reverse stock split, if necessary.

If the Company does not regain compliance with the Rule by April 30, 2019 and is not eligible for a second compliance period at that time, Nasdaq will provide written notification to the Company that its common stock may be delisted. At that time, the Company may appeal Nasdaq’s delisting determination to a Nasdaq Hearings Panel (the “Panel”). If the Company timely appeals, it would remain listed pending the Panel’s decision. There can be no assurance that, if the Company does appeal the delisting determination by Nasdaq to the Panel, such appeal would be successful.

The Company intends to continue to monitor the closing bid price of its common stock and may, if appropriate, consider implementing available options to regain compliance with the Rule, including by effecting a reverse stock split.

Item 7.01 Regulation FD Disclosure.

On November 1, 2018, the Company issued a press release titled, “Bio-Path Holdings to Present Clinical Data at the 60th Annual American Society of Hematology Annual Meeting.” A copy of such press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

99.1	Press Release dated November 1, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-PATH HOLDINGS, Inc.

Dated: November 2, 2018	By:	/s/ Peter H. Nielsen
Peter H. Nielsen
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated November 1, 2018